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                                                                Exhibit 10.15(b)
                                                                Fiscal 1996 10-K


                                PROMISSORY NOTE

$1,000,000.00
May 31, 1996


For Value Received, Willow Creek Press, LLC ("Maker"), a Wisconsin limited liability Company agrees to pay to the order of Outlook Group Corp.
("Holder"), a Wisconsin corporation, the principal sum of one million and no/100 ($1,000,000.00) plus interest of 1% over the prime rate on the remaining balance payable as follows:

         a. Interest of 1% over the prime rate at M&I Bank Fox Valley on the remaining balance during the period from May 30, 1996 until May 31, 2000, to be paid on the fifteenth (15th) day of each month for the prior month with the first payment due July 15, 1996.

         b. Fourteen quarterly principal installments, as follows, beginning February 28, 1997 and ending May 31, 2000:

                 1997             FEB 28                    $   50,000
                                  MAY 31                       125,000
                                  AUG 31                        50,000
                                  NOV 30                        50,000

                 1998             FEB 28                        50,000
                                  MAY 31                       125,000
                                  AUG 31                        50,000
                                  NOV 30                        50,000

                 1999             FEB 28                        50,000
                                  MAY 31                       125,000
                                  AUG 31                        50,000
                                  NOV 30                        50,000

                 2000             FEB 29                       125,000
                                  MAY 31                        50,000
                                                            ----------
                                                   TOTAL    $1,000,000

The Maker shall have the right to prepay this note at any time before maturity without penalty.

Maker agrees that its debt from banks or other financial institutions shall not exceed $1,000,000 during the term of this promissory note without the express written agreement of the Holder.
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Promissory Note
$1,000,000/May 31, 1996
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In the event of default in payment of interest or any installment of principal when due, the entire principal and accrued interest, at the option of the Holder of this note, shall become immediately due and payable without notice (notice being hereby waived). This option may be exercised at any time after default and failure to exercise this option shall not constitute a waiver of the right to exercise this option at any time.

The indebtedness evidenced by this note is subject to the provisions in the Debt Subordination Agreement dated May 30, 1996 among Norwest Bank Wisconsin, N.A., Holder and Maker.

Nothing contained in this note shall be construed to prohibit the assignment of this note by the Holder or Maker.

This note shall be governed and interpreted under the laws of Wisconsin.

In the event any one or more of the provisions contained in this note for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not effect any other provision of this note, but this note shall be construed as if such invalid, illegal or unenforceable provision had never been contained in this note.

The Maker agrees to pay for all costs of collection, including reasonable attorneys' fees.

Signed and delivered this 31st   day of   May      , 1996 at Neenah, Wisconsin.


WILLOW CREEK PRESS, LLC


By:  /s/ Thomas C. Petrie
   -----------------------
     Thomas C. Petrie
     President